SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

NUMEREX CORP.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3330 Cumberland Boulevard

Suite 700

Atlanta, Georgia

(Address of principal executive offices)

30339

(Zip code)

(770) 693-5950

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 22, 2013, Numerex Corp. (the “Company”) issued a press release announcing that it is offering to sell shares of its common stock in an underwritten public offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1

First Loan Modification Agreement, by and among the Company, Silicon Valley Bank, Broadband Networks, Inc., Cellemetry LLC, Cellemetry Services, LLC, DCX Systems Inc., Digilog. Inc., Numerex Government Services LLC, Numerex Solutions, LLC, Orbit One Communications, LLC, Ublip, Inc., and Uplink Security, LLC

23.1	Consent of Grant Thornton LLP (Independent Auditor)
99.1	Press Release, dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

Date: January 22, 2013	/s/ Alan B. Catherall
Alan B. Catherall Chief Financial Officer

Exhibit Index

10.1

First Loan Modification Agreement, by and among the Company, Silicon Valley Bank, Broadband Networks, Inc., Cellemetry LLC, Cellemetry Services, LLC, DCX Systems Inc., Digilog. Inc., Numerex Government Services LLC, Numerex Solutions, LLC, Orbit One Communications, LLC, Ublip, Inc., and Uplink Security, LLC

23.1	Consent of Grant Thornton LLP (Independent Auditor)
99.1	Press Release, dated January 22, 2013